Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated results of operations of Carvana Co. (“Carvana”) and the historical combined results of operations of the U.S. physical auction business of ADESA, Inc. (the “Acquired Business” or “ADESA”) after giving effect to the transaction as described in Note 1 – Description of the Transaction and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•

Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”) where the assets and liabilities of ADESA were recorded by Carvana at their respective fair values as of the date the transaction was completed;

•	Adjustments to conform the accounting policies and financial statement presentation of ADESA to those of Carvana;

•

The payment of approximately $2.2 billion in cash to KAR Auction Services, Inc. (“KAR” or “OPENLANE, Inc.”) in exchange for the right, title and interest in and to all of the outstanding shares of common stock of ADESA;

•	The net proceeds from the issuance and sale of $3.275 billion in aggregate principal amount of 10.25% senior unsecured notes due 2030; and

•	The net proceeds of approximately $1.2 billion from the issuance and sale of 15.6 million shares of Class A common stock, par value $0.001 per share.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Carvana and the related notes included in Carvana’s Annual Report on Form 10-K as of and for the years ended December 31, 2021 and 2022, and (ii) the historical audited combined financial statements of ADESA and the related notes as of and for the year ended December 31, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the transaction been completed as of the date indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information has been prepared by Carvana in accordance with Regulation S-X Article 11 under the Securities Act of 1933, as amended (the “Securities Act”).

The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies, or revenue synergies that may result from the transaction or the costs to achieve such synergies.

CARVANA CO. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2022

(in millions, except number of shares, which are reflected in thousands, and per share data)

	Historical Carvana	Historical ADESA after Reclassifications (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
Revenue:
Used vehicle sales, net	$10,254	$—	$—		$10,254
Wholesale vehicle sales	2,609	306	(7)	4 (b)	2,908
Other sales and revenues	741	—	—		741

Net sales and operating revenues	13,604	306	(7)		13,903
Cost of sales	12,358	227	(3)	4 (b)	12,582

Gross profit	1,246	79	(4)		1,321
Expenses:
Selling, general and administrative	2,736	78	12	4 (a)	2,826
Goodwill impairment	847	—	—		847
Interest expense, net	486	—	123	4 (c)	609
Other expense (income), net	70	(8)	—		62

Net (loss) income before income taxes	(2,893)	9	(139)		(3,023)
Pretax gain on disposal of discontinued operations	—	(534)	534	4 (f)	—
Income tax provision	1	319	(319)	4 (f)	1

Net (loss) income	(2,894)	224	(354)		(3,024)
Net loss attributable to non-controlling interests	$(1,307)	$—	$(36)	4 (e)	$(1,343)

Net (loss) income attributable to Carvana Co.	(1,587)	224	(318)		(1,681)

Net (loss) income attributable to Class A common stockholders	$(1,587)	$224	$(318)		$(1,681)

Net loss per share of Class A common stock, basic and diluted	$(15.74)				$(15.89)
Weighted-average shares of Class A common stock, basic and diluted	100,828		4,980	4 (d)	105,808

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Description of the Transaction

On April 26, 2022, Carvana completed an equity offering of 15.6 million shares of Class A common stock for net proceeds of approximately $1.2 billion.

On May 6, 2022, Carvana issued $3.275 billion in aggregate principal amount of 10.25% senior unsecured notes due 2030.

On May 9, 2022, Carvana acquired ADESA for approximately $2.2 billion in cash, using a portion of the net proceeds received in connection with the issuance of the senior unsecured notes due 2030.

Note 2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical consolidated statement of operations of Carvana for the period from January 1, 2022 to December 31, 2022 and the historical combined statements of operations of ADESA for the period from January 1, 2022 to May 8, 2022. Beginning May 9, 2022, the date of the completion of the acquisition of ADESA, the results of operations of ADESA are included in Carvana’s consolidated financial statements. Both Carvana and ADESA have a fiscal year end of December 31.

ADESA’s historical combined financial information has been presented on a discontinued operations basis from KAR’s consolidated financial statements using the historical results of operations of ADESA and may not include all costs necessary to operate the business. The historical results of operations of ADESA do not include net working capital adjustments or additional transaction costs incurred after May 8, 2022. Historical financial information is not necessarily indicative of ADESA’s future results of operations or financial position.

The unaudited pro forma condensed combined financial statements do not include the realization of any costs from operating efficiencies, synergies, or other restructuring activities that might result from the transaction. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Carvana believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the transaction involving Carvana and ADESA under the acquisition method of accounting with Carvana as the acquirer. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company.

Note 3. Reclassification Adjustments

Pro forma reclassifications to the ADESA historical combined statements of operations:

Refer to the table below for a summary of reclassification adjustments made to ADESA’s historical results of operations for the period from January 1, 2022 to May 8, 2022 to conform with the accounting policies of Carvana and its historical consolidated statement of operations for the year ended December 31, 2022 as set forth below:

(in millions)	Historical ADESA	Reclassification Adjustments	Notes	Historical ADSESA after Reclassifications
Net sales and operating revenues	306	—		306
Cost of sales	—	227	(a), (b)	227

Gross profit	306	(227)		79
Expenses:
Cost of services (exclusive of depreciation and amortization)	225	(225)	(a)	—
Selling, general and administrative	69	9	(b)	78
Depreciation and amortization	11	(11)	(b)	—
Interest expense, net	—	—		—
Other income, net	(8)	—		(8)

Net income before income taxes	9	—		9
Pretax gain on disposal of discontinued operations	(534)	—		(534)
Income tax provision	319	—		319

Net income	$224	$—		$224

(a)	Represents a reclassification of services (exclusive of depreciation and amortization) to conform with Carvana’s presentation in cost of sales.
(b)	Represents a reclassification of depreciation and amortization to conform with Carvana’s presentation in selling, general, and administrative and cost of sales.

Depreciation and amortization expense (in millions)	Amount	Carvana’s Presentation
Depreciation for cost of sales	$2	Cost of sales
Depreciation for selling, general, and administrative	4	Selling, general, and administrative
Intangible amortization	5	Selling, general, and administrative

	$11

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

(a) Represents an adjustment to increase depreciation expense by $7 million for the fair value adjustment of acquired assets and an adjustment to increase lease expense by $5 million for the fair value adjustment of acquired leases.

(b) Represents an adjustment to revenue of $7 million and to cost of goods sold for $7 million to eliminate intercompany transactions between Carvana and ADESA for the reporting period, and an adjustment to cost of goods sold for $4 million to increase depreciation and amortization expense for the fair value adjustment of acquired assets.

(c) Represents an adjustment to interest expense of $123 million related to the 10.25% senior unsecured notes due 2030 for the period January 1, 2022 to May 8, 2022.

(d) The following table summarizes the computation of the unaudited pro forma combined weighted average shares outstanding for the year ended December 31, 2022:

(in millions, except number of shares, which are reflected in thousands, and per share data )	Year Ended December 31, 2022
Numerator:
Pro forma combined net loss	$(3,024)
Pro forma combined net loss attributable to noncontrolling interests	(1,343)

Pro forma combined net loss attributable to common stockholders	(1,681)
Denominator:
Weighted average shares of Class A common stock outstanding	100,828
Shares of common stock issued	15,625
Effect of April 26, 2022 issuance and sale of 15.625 million shares	(10,645)

Weighted-average shares of Class A common stock outstanding - basic and diluted	105,808

Net loss per share of Class A common stock - basic and diluted	$(15.89)

(e) Represents the pro forma adjustment to adjust noncontrolling interest for the portion of net income attributable to the noncontrolling interest based on the relative ownership subsequent to acquiring newly-issued Class A Units in Carvana Group.

(f) Represents an adjustment to pretax gain on disposal of discontinued operations and income tax provision of $534 million and $319 million, respectively, to eliminate the effects of the Historical ADESA amounts being presented as discontinued operations.